Exhibit 3.1

THIRD AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
BLACKHAWK NETWORK HOLDINGS, INC.
It is hereby certified that:
1.The name of the corporation is Blackhawk Network Holdings, Inc. (the “Corporation”), which was originally incorporated under the name “Blackhawk Network, Inc.”
2.The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on January 27, 2006. The Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on April 18, 2013 and an amendment thereto was filed with the Secretary of State of the State of Delaware on April 11, 2014 (the “Amended and Restated Certificate of Incorporation”). The Amended and Restated Certificate of Incorporation was further amended and restated and such amendment was filed with the Secretary of State of the State of Delaware on May 21, 2015 (the “Second Amended and Restated Certificate of Incorporation”).
3.This Third Amended and Restated Certificate of Incorporation of the Corporation, which amends and restates the Second Amended and Restated Certificate of Incorporation, has been duly adopted by the Board of Directors and stockholders of the Corporation in accordance with Sections 222, 242 and 245 of the General Corporation Law of the State of Delaware.
4.This Third Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read as set forth in Exhibit A attached hereto.
5.This Third Amended and Restated Certificate of Incorporation shall become effective at 12:59 p.m., Eastern Time, on June 9, 2017.
IN WITNESS WHEREOF, the undersigned has executed this Third Amended and Restated Certificate of Incorporation on this 7th day of June, 2017.

BLACKHAWK NETWORK HOLDINGS, INC.

By:	/s/ Kirsten E. Richesson
Kirsten E. Richesson
Secretary and General Counsel

EXHIBIT A

THIRD AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
BLACKHAWK NETWORK HOLDINGS, INC.

I. NAME

The name of the corporation is Blackhawk Network Holdings, Inc. (the “Corporation”).
II. REGISTERED OFFICE AND AGENT
The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.
III. PURPOSE AND DURATION
The purpose of the Corporation is to engage in any lawful activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as amended (the “DGCL”). The Corporation is to have a perpetual existence.
IV. CAPITAL STOCK
A.    Capital Stock.
1.    Authorized Capital Stock. The total number of shares of stock which the Corporation is authorized to issue is 220,000,000 shares, of which 210,000,000 shares shall be shares of common stock, par value $0.001 per share (the “Common Stock”), and 10,000,000 shares shall be shares of preferred stock, par value $0.001 per share (the Preferred Stock”).
2.    Increase or Decrease in Authorized Capital Stock. The number of authorized shares of Preferred Stock and of Common Stock may, without a class vote, be increased or decreased (but not below the number of shares thereof then outstanding) from time to time by the affirmative vote of the holders of at least a majority of the voting power of the Corporation’s then outstanding capital stock, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the DGCL or any successor provision thereof.
B.    Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated in the resolution or resolutions providing for the establishment of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Authority is hereby expressly granted to the Board of Directors of the Corporation to issue, from time to time, shares of Preferred Stock in one or more series, and, in connection with the establishment of any such series, by resolution or resolutions to determine and fix the designation of and the number of shares comprising such series, and such voting powers, full or limited, or no voting powers, and such other powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, if any, including, without limitation, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated in such resolution or resolutions, all to the fullest extent permitted by the DGCL. Without limiting the generality of the foregoing, the resolution or resolutions providing for the establishment of any series of Preferred Stock may, to the extent permitted by law, provide that such series shall be superior to, rank equally with or be junior to the Preferred Stock of any other series. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may be different from those of any and all other series at any time outstanding. Except as otherwise expressly provided in the resolution or resolutions providing for the establishment of any series of Preferred Stock, no vote of the holders of shares of Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Stock so authorized in accordance with this Certificate of Incorporation.
C.    Common Stock. The holders of shares of Common Stock shall have such rights as are set forth in the DGCL and, to the extent permitted thereunder, such additional rights as are set forth below:
1.    Voting. Except as otherwise expressly provided by this Certificate of Incorporation or as provided by law, the holders of shares of Common Stock shall (i) have the right at all times to vote on all matters (including the election of directors) submitted to a vote of the stockholders of the Corporation, (ii) be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation and (iii) be entitled to vote upon such matters and in such manner as may be provided by applicable law. Each holder of Common Stock shall have the right to one (1) vote per share of Common Stock held of record by such holder.
2.    Dividends. The holders of Common Stock shall be entitled to share equally, on a per share basis, in such dividends and other distributions of cash, property, shares of capital stock or rights to acquire shares of capital stock of the Corporation as may be declared by the Board of Directors from time to time with respect to Common Stock out of assets or funds of the Corporation legally available therefor.
3.    Liquidation, Dissolution, etc. In the event of a voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Corporation, the holders of Common Stock shall be entitled to share equally, on a per share basis, in all assets of the Corporation of whatever kind available for distribution to the holders of Common Stock.
4.    No Preemptive or Subscription Rights. No holder of shares of Common Stock shall be entitled to preemptive or subscription rights.
D.    Power to Sell and Purchase Shares. Subject to the requirements of applicable law, the Corporation shall have the power to issue and sell all or any part of any shares of any class of stock herein or hereafter authorized to such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issuance or sale of the same number of shares of another class, and as otherwise permitted by law. Subject to the requirements of applicable law, the Corporation shall have the power to purchase all or any part of any shares of any class of stock herein or hereafter authorized from such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of the same number of shares of another class, and as otherwise permitted by law.
V. BOARD OF DIRECTORS
A.    Powers of the Board. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by applicable law or by this Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.
B.    Election of Directors. Except as may be provided in a resolution or resolutions of the Board of Directors providing for any series of Preferred Stock with respect to any directors elected (or to be elected) by the holders of such series, beginning at the annual meeting of stockholders in 2017, the entire Board of Directors will be subject to election at each annual meeting of stockholders, and all directors shall be elected annually for one-year terms expiring at the next succeeding annual meeting of stockholders.
Notwithstanding the foregoing provisions of this Clause B of Article V, each director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation, disqualification, retirement, or removal.

C.    Number of Directors. Subject to the rights of any series of Preferred Stock to elect additional directors under specified circumstances, the total number of authorized directors constituting the Board of Directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the directors then in office.
D.    Removal of Directors. Except as may be provided in a resolution or resolutions of the Board of Directors providing for any series of Preferred Stock with respect to any directors elected (or to be elected) by the holders of such series and except as otherwise required by applicable law, the Board of Directors or any individual director may be removed from office at any time with or without cause by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of capital stock of the Corporation entitled to vote at an election of directors (the “Voting Stock”).
E.    Vacancies and Newly Created Directorships. Except as may be provided in a resolution or resolutions providing for any series of Preferred Stock with respect to any directors elected (or to be elected) by the holders of such series and except as otherwise required by law, any vacancies on the Board of Directors resulting from death, resignation, disqualification, retirement, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office until the next annual meeting of stockholders and until such director’s successor shall have been elected and qualified or until such director’s death, resignation, disqualification, retirement, or removal.
F.    Bylaws. The Board of Directors is expressly authorized to make, alter or repeal Bylaws of the Corporation. Notwithstanding the foregoing, the Bylaws of the Corporation may be rescinded, altered, amended or repealed in any respect by the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of the Voting Stock.
G.    Elections of Directors. Elections of directors need not be by ballot unless the Bylaws of the Corporation shall so provide.
H.    Officers. Except as otherwise expressly delegated by resolution of the Board of Directors, the Board of Directors shall have the exclusive power and authority to appoint and remove officers of the Corporation.
VI. STOCKHOLDERS
A.    Actions by Consent. Except as may be provided in a resolution or resolutions of the Board of Directors providing for any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected only at a duly called annual or special meeting of such stockholders and may not be effected by any written consent in lieu of a meeting by such stockholders.
B.    Special Meetings of Stockholders. Except as may be provided in a resolution or resolutions of the Board of Directors providing for any series of Preferred Stock, special meetings of stockholders of the Corporation may be called at any time only by the Chairman of the Board of Directors or by the Secretary of the Corporation upon direction of the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors.
C.    Meeting Location. Meetings of stockholders may be held within or outside the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

VII. LIABILITY AND INDEMNIFICATION
A.    Director Liability. To the maximum extent permitted by the DGCL, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL is amended after approval by the stockholders of this Article VII to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended, automatically and without further action, upon the date of such amendment.
B.    Right to Indemnification.
1.    Directors and Officers. The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director or officer at the request of the Corporation or any predecessor to the Corporation against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding. Such right may include the right to be paid by the Corporation expenses incurred in defending any such Proceeding in advance of its final disposition to the maximum extent permitted under the DGCL, as the same exists or may hereafter be amended. Notwithstanding the preceding sentence, except as otherwise provided in the Bylaws, the Corporation shall be required to indemnify a person in connection with a Proceeding initiated by such person only if the Proceeding was authorized in the specific case by the Board.
2.    Employees and Agents. The Corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to a Proceeding, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was an employee or agent of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as an employee or agent at the request of the Corporation or any predecessor to the Corporation, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding. Such right may include the right to be paid by the Corporation expenses incurred in defending any such Proceeding in advance of its final disposition to the maximum extent permitted under the DGCL, as the same exists or may hereafter be amended.
C.    Amendment or Repeal. Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article VII, shall eliminate or reduce the effect of this Article VII in respect of any matter occurring, or any Proceeding accruing or arising or that, but for this Article VII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.
VIII. SECTION 203
The Corporation shall be governed by Section 203 of the DGCL (or any successor provision thereto) (“Section 203”) for so long as Section 203 by its terms shall apply to the Corporation.
IX. EXCLUSIVE FORUM
Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (the “Delaware Court”) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by, or other wrongdoing by, any director or officer, of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim against the Corporation arising pursuant to any provision of the DGCL or this Certificate of Incorporation or the Bylaws of the Corporation, (d) any action to interpret, apply, enforce or determine the validity of this Certificate of Incorporation or the Bylaws of the Corporation, or (e) any action asserting a claim against the Corporation governed by the internal affairs doctrine (any action described in clauses (a) through (e) being referred to as a “Covered Action”), in each such case unless the Delaware Court determines that there is an indispensable party named as a defendant in such Covered Action not subject to the personal jurisdiction of the Delaware Court (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within 15 days following such determination) and can be subject to the jurisdiction of another court or forum within the United States.
X. AMENDMENT
Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law or by the Bylaws of the Corporation or by this Certificate of Incorporation (or by any certificate of designation hereto), any alteration, amendment or repeal of Articles V, VI, VII, VIII, IX or X of this Certificate of Incorporation shall require the affirmative vote of at least seventy-five percent (75%) of the voting power of the Voting Stock.
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